Exhibit 8.1

JBS N.V. - Subsidiaries

N.	Company	Jurisdiction of incorporation of organization
1	Adams Pork Products Limited	UK
2	Agro Alfa Indústria e Comércio Ltda.	BRA
3	Albert Van Zoonen B.V.	NHL
4	Andrews Meat Industries Pty. Ltd.	AUS
5	Arkose Investments ULC	IRE
6	Attleborough Foods Limited	UK
7	Australian Consolidated Food Holdings Pty. Ltd.	AUS
8	Australian Consolidated Food Investments Pty. Ltd.	AUS
9	Avicola Pilgrim’s Pride de Mexico S.A de C.V	MEX
10	Bakewell Foods Limited	UK
11	Baumhardt Com. e Part. Ltda.	BRA
12	Baybrick LandCo Pty. Ltd.	AUS
13	Baybrick Pty. Ltd.	AUS
14	Belvoir Foods Limited	UK
15	Biotech Foods, S.L.	ESP
16	Birla Società Agricola Srl	ITA
17	Cattle Production Systems, Inc.	USA
18	Climert Investments S.A	URY
19	Colorado Egg, LLC	USA
20	Combo México Holdings, S. de R.L de C.V.	MEX
21	Combo Productora, S. de R.L de C.V	MEX
22	Combo Servicios Especializados de Personal, S. de R.L de C.V	MEX
23	Conceria Priante S.p.A	ITA
24	Consumer Foods Van Sales (Ireland) Limited	IRE
25	Consumer Foods Van Sales Limited	IRE
26	Cordine Pty. Ltd.	AUS
27	D Blowers Limited	UK
28	Dalehead Foods Limited	UK
29	De Korte Weg B.V.	NHL
30	Denver Processing, LLC	USA

N.	Company	Jurisdiction of incorporation of organization
31	Diamond Valley Pork Pty Ltd	AUS
32	Dungannon Proteins Ltd	UK
33	E.M.T. Agro Comercial Ltda.	BRA
34	Easey Herds Limited	UK
35	Easey Holdings Limited	UK
36	Easey Pigs Limited	UK
37	Easey Veterinary Services Limited	UK
38	Empire Management Company, LLC	USA
39	Empire Packing Company, LLC	USA
40	Excelsior Alimentos S.A.	BRA
41	Fampat S.A. de C.V.	MEX
42	Fazenda da Toca Ltda.	BRA
43	Final Porto Comércio e Distribuidora Ltda.	BRA
44	Flora Green Pty. Ltd.	AUS
45	Food Processors Water Cooperative, Inc.	USA
46	Food Ventures North America Canada, Inc.	CAN
47	Food Ventures North America, Inc	USA
48	Galina Pesada S.A.P.I. de C.V	MEX
49	Gateway Participações Ltda.	BRA
50	Geo Adams & Sons (Farms) Limited	UK
51	Geo Adams & Sons Limited	UK
52	Gideny S.A.	URY
53	GJ Land Co., LLC	USA
54	GJ Land Investors, LLC	USA
55	Good Country Investments Pty. Ltd.	AUS
56	Good Country Pty. Ltd.	AUS
57	Granjeros Campo 9 S.A.	PAR
58	H. Eggs Comércio Varejista Ltda.	BRA
59	Hadgraft Industrial Properties, LLC	USA
60	Hamer International Limited	UK

N.	Company	Jurisdiction of incorporation of organization
61	Hans Continental Smallgoods Pty. Ltd.	AUS
62	Harris Mason Processing, LLC	USA
63	Henco Hogs, LLC	USA
64	Hickman’s Egg Ranch, Inc	USA
65	High Plains Pork, LLC	USA
66	Hortifrutigranjeiro Canela Ltda.	BRA
67	Hunter Valley Quality Meats Pty. Ltd.	AUS
68	Huon Aquaculture Company Pty Ltd	AUS
69	Huon Aquaculture Group Pty Ltd	AUS
70	Huon Ocean Trout Pty Ltd	AUS
71	Huon Salmon Pty Ltd	AUS
72	Huon Seafoods Pty Ltd	AUS
73	Huon Shellfish Co. Pty Ltd	AUS
74	Huon Smoked Salmon Pty Ltd	AUS
75	Huon Smoked Seafoods Pty Ltd	AUS
76	Huon Tasmanian Salmon Pty Ltd	AUS
77	Imposete Pty. Ltd.	AUS
78	Industry Park Pty. Ltd.	AUS
79	Inmobiliaria Andradina, S. de R.L de C.V. (formerly CBO Servicios Profesionales, S. de R.L. de C.V.)	MEX
80	Inmobiliaria Avicola Pilgrim’s Pride S. de R.L de C.V.	MEX
81	International Food Company Seara LLC - Dubai Branch	UAE
82	International Food Company Seara OPC LLC	UAE
83	International Food Packers, LLC	USA
84	Ivory Investments Luxembourg Holding S.C.S.	LUX
85	JBS Aquaculture Pty Ltd	AUS
86	JBS Asia Co. Ltd.	HKG
87	JBS Aspelt S.à r.l.	LUX
88	JBS Asset Management Corp.	USA
89	JBS Australia Air Pty Limited Liability	AUS
90	JBS Australia Finance 1 Pty. Ltd.	AUS

N.	Company	Jurisdiction of incorporation of organization
91	JBS Australia Finance Pty. Ltd.	AUS
92	JBS Australia Pty. Ltd.	AUS
93	JBS Aves Ltda.	BRA
94	JBS Berg S.à r.l.	LUX
95	JBS Captive Insurance Company	USA
96	JBS Carriers, Inc.	USA
97	JBS Chile Limitada	CHI
98	JBS Clervaux Finance S.à r.l.	LUX
99	JBS Confinamento Ltda.	BRA
100	JBS Couros Brasil Ltda.	BRA
101	JBS Durham UK Ltd	UK
102	JBS Eggs Holdings B.V.	NHL
103	JBS Embalagens Metálicas Ltda.	BRA
104	JBS Empire, Inc.	USA
105	JBS Finco, Inc.	USA
106	JBS Food Canada ULC	CAN
107	JBS Food Colombia S.A.S	COL
108	JBS Food Trading (Shanghai) Ltd	CHN
109	JBS Foods Ontario Inc.	CAN
110	JBS Global Luxembourg S.à r.l.	LUX
111	JBS Global Meat Holdings Pty Ltd	AUS/NHL
112	JBS Global UK Ltd	UK
113	JBS Greenbay, Inc.	USA
114	JBS Holdco Australia Pty. Ltd.	AUS
115	JBS Holding Brasil S.A.	BRA
116	JBS Investments Cork Ltd	IRE
117	JBS Investments Dublin Ltd	IRE
118	JBS Investments Luxembourg S.à r.l.	LUX
119	JBS Japan	JPN
120	JBS La Rochette Finance S.à r.l.	LUX

N.	Company	Jurisdiction of incorporation of organization
121	JBS Leather Argentina S.A.U.	ARG
122	JBS Leather Asia Limited Liability	HKG
123	JBS Leather International B.V	NHL
124	JBS Leather Paraguay Srl	PAR
125	JBS Leather Uruguay S.A.	URY
126	JBS Live Pork, LLC	USA
127	JBS Meat Investments Pty. Ltd.	AUS
128	JBS Meat UK Ltd	UK
129	JBS Melwood UK Limited Liability	UK
130	JBS Mersch S.à r.l.	LUX
131	JBS N.V.	NHL
132	JBS Oman Holdings B.V.	NHL
133	JBS Packerland, Inc.	USA
134	JBS Participações Societárias S.A.	BRA
135	JBS Plainwell, Inc.	USA
136	JBS Pork Australia Pty Ltd	AUS
137	JBS Prepared Foods, Inc.	USA
138	JBS S.A.	BRA
139	JBS Sanitation Canada Ltd	CAN
140	JBS Smallgoods Holdco Australia, Pty Ltd	AUS
141	JBS Smallgoods Holdco Pty. Ltd.	AUS
142	JBS Smallgoods Investments Pty. Ltd.	AUS
143	JBS Souderton, Inc.	USA
144	JBS Southern Australia Pty. Ltd.	AUS
145	JBS Southern Holdco AU Pty. Ltd.	AUS
146	JBS Southern Investments 1 Pty. Ltd.	AUS
147	JBS Southern Investments 2 Pty. Ltd.	AUS
148	JBS Terminais Holding Ltda.	BRA
149	JBS Terminais Ltda.	BRA
150	JBS Terminais Santos Ltda.	BRA

N.	Company	Jurisdiction of incorporation of organization
151	JBS Toledo N.V	BEL
152	JBS Tolleson, Inc.	USA
153	JBS Trading Agent (Dongguan)	CHN
154	JBS Trading USA, Inc.	USA
155	JBS USA Food Company Holdings	USA
156	JBS USA Foods Group Holdings, Inc.	USA
157	JBS USA Holding Lux S.à r.l.	LUX
158	JBS USA Imports, Inc.	USA
159	JBS USA Leather, Inc.	USA
160	JBS USA Promontory Holdings I, LLC	USA
161	JBS USA Promontory Holdings II, LLC	USA
162	JBS USA Promontory I, LLC	USA
163	JBS USA Promontory II, LLC	USA
164	JBS USA Sanitation Corporation	USA
165	JBS Wisconsin Properties, LLC	USA
166	Kahula Pty. Ltd.	AUS
167	King’s S.p.A.	ITA
168	Kitchen Range Foods Limited	UK
169	Lap Foods Pty. Ltd.	AUS
170	LLB Natureza Viva Comércio e Distribuidora Ltda.	BRA
171	Mafrip - Matadouro Frigorífico S.A.	BRA
172	Mantiqueira Agricultura Regenerativa S.A.	BRA
173	Mantiqueira Agronegócios Ltda.	BRA
174	Mantiqueira Alimentos S.A.	BRA
175	Mantiqueira International B.V.	NHL
176	Mantiqueira UK I Holding Ltd.	UK
177	Mantiqueira UK II Holding Ltd.	UK
178	Mantiqueira USA Holding Inc.	USA
179	Mantiqueira USA Inc.	USA
180	Marzolara Food Processing Srl	ITA

N.	Company	Jurisdiction of incorporation of organization
181	Meadow Bank Hatchery Pty Ltd	AUS
182	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	MEX
183	Merit Provisions, LLC (Inactive)	USA
184	Miller Bros. Co., Inc. (Inactive)	USA
185	Mopac of Virginia, Inc.	USA
186	Morrison’s Seafood Pty Ltd	AUS
187	Moy Park (Newco) Ltd	UK
188	Moy Park Beef Orleans S.à.r.l	FRA
189	Moy Park Bondco PLC Ltd	UK
190	Moy Park France (Holdings) SAS	FRA
191	Moy Park France SAS	FRA
192	Moy Park Holdings (Europe) Limited	UK
193	Moy Park Limited	UK
194	Moyer Distribution~~,~~ LLC	USA
195	N.Ovo Plant Based Ltda.	BRA
196	Nacrail, LLC	USA
197	Noon Products Limited	UK
198	Normaclass S.A.	FRA
199	Nuco Feeds, LLC	USA
200	Oak Grove~~,~~ LLC	USA
201	Oakhouse Foods Limited	UK
202	O’Kane (Blue Rose Newco 1) Limited	UK
203	O’Kane Poultry Limited	UK
204	Olympia Processing, LLC	USA
205	Onix Investments UK Ltd	UK
206	Oxdale Dairy Enterprise Pty Ltd	AUS
207	P&H Investments 1 Pty. Ltd.	AUS
208	P&H Investments 2 Pty. Ltd	AUS
209	Penasul UK Ltd.	UK
210	Pico Paco Frango Ltda.	BRA

N.	Company	Jurisdiction of incorporation of organization
211	Pilgrim’s Food Masters Holdings Ltd	UK
212	Pilgrim’s Food Masters Ireland Limited	IRE
213	Pilgrim’s Pride Malta Finance Limited Liability	MLT
214	Pilgrim’s Europe Ltd	UK
215	Pilgrim’s Food Masters UK Limited	UK
216	Pilgrim’s Pride Affordable Housing Corp.	USA
217	Pilgrim’s Pride Corporation	USA
218	Pilgrim’s Pride Corporation of West Virginia, Inc.	USA
219	Pilgrim’s Pride Finance, LLC	USA
220	Pilgrim’s Pride Ltd	UK
221	Pilgrim’s Pride S. de R.L de C.V	MEX
222	Pilgrim’s Shared Services Ltd.	UK
223	Pilgrim’s UK Lamb Ltd	UK
224	Plan Pro Restaurantes S.A. de C.V.	MEX
225	Planterra Holdings B.V.	NHL
226	Plumrose Limited	UK
227	Poppsa 3, LLC	USA
228	Poppsa 4, LLC	USA
229	PPC of Alabama, Inc.	USA
230	PPC Transportation Company	USA
231	PQP Holdings Limited	UK
232	Premier Beehive Holdco Pty. Ltd.	AUS
233	Premier Beehive NZ	NZL
234	Primo Foods Pty Ltd.	AUS
235	Primo Group Holdings Pty. Ltd.	AUS
236	Primo Meats Admin Pty Ltd	AUS
237	Primo Meats Pty. Ltd.	AUS
238	Primo Retail Pty. Ltd.	AUS
239	Principe di San Daniele S.p.A.	ITA
240	QMT General Partner Limited Liability	NZL

N.	Company	Jurisdiction of incorporation of organization
241	QMT New Zealand Limited Liability Partnership	NZL
242	Ready Mile Trucking Ltd	CAN
243	Rigamonti Salumificio S.p.A	ITA
244	Rivalea Holdings Pty Limited Liability	AUS
245	Rivercan	URY
246	Robotic Technologies Limited Liability	NZL
247	Rocklabs Limited Liability	NZL
248	Rollover Limited	UK
249	Rye Valley Foods Limited	IRE
250	S&C Australia Holdco Pty. Ltd.	AUS
251	S&C Australia Investments, Pty Ltd.	AUS
252	S&C Resale Company	USA
253	Sampco Holdings, LLC	USA
254	Sampco LLC	USA
255	Sandstone Holdings S.à r.l.	LUX
256	Scott Automation a.s.	CZE
257	Scott Automation and Robotics Pty Ltd	AUS
258	Scott Automation GmbH	GER
259	Scott Automation Limited Liability.	UK
260	Scott Automation Ltd	NZL
261	Scott Automation N.V.	BEL
262	Scott Automation SAS	FRA
263	Scott LED Limited Liability	NZL
264	Scott Systems (Qingdao) Co., Ltd	CHN
265	Scott Systems International Inc.	USA
266	Scott Technology Americas Limited Liability	NZL
267	Scott Technology Australia Pty Ltd	AUS
268	Scott Technology Belgium bvba	BEL
269	Scott Technology Europe Limited Liability	NZL
270	Scott Technology Limited Liability	NZL

N.	Company	Jurisdiction of incorporation of organization
271	Scott Technology NZ Limited Liability	NZL
272	Scott Technology USA Limited Liability	NZL
273	Seara África Pty. Ltd.	RSA
274	Seara Alimentos Ltda.	BRA
275	Seara Arabia Food Industrial Company	KSA
276	Seara Comércio de Alimentos Ltda.	BRA
277	Seara Food Europe Holding B.V.	NHL
278	Seara Food Europe Holding B.V. (DMCC BRANCH)	UAE
279	Seara Holding Ltda.	BRA
280	Seara Holdings (Europe) B.V.	NHL
281	Seara Japan Ltd	JPN
282	Seara Meats B.V.	NHL
283	Seara Middle East Foods Trading Company	KSA
284	Seara Middle East Wholesale and Retail Co. SPC	KWT
285	Seara Saudi Food for Consultancy and Research LLC	KSA
286	Seara Singapore Pte. Ltd	SIN
287	Servicios Administrativos Pilgrim’s Pride S. de R.L de C.V	MEX
288	Seven Point Pork Pty Ltd	AUS
289	Sharonville Processing, LLC	USA
290	SIA.MO.CI. Srl	ITA
291	Skippack Creek Corp.	USA
292	Southern Hens, Inc.	USA
293	Southern Ocean Trout Pty Ltd	AUS
294	Southwest Specialty Eggs, LLC	USA
295	Springfield Hatcheries Pty Ltd	AUS
296	Springs Smoked Salmon Pty Ltd	AUS
297	Springs Smoked Seafoods Pty Ltd	AUS
298	Spurway Foods Limited	UK
299	Surveyors Investments Pty Ltd	AUS
300	Swift & Company International Sales Corp.	USA

N.	Company	Jurisdiction of incorporation of organization
301	Swift & Company International Sales Corp. (Hong Kong Branch)	HKG
302	Swift & Company International Sales Corp. (Korea Branch)	KOR
303	Swift & Company International Sales Corp. (Shangai Branch)	CHN
304	Swift Australia (Southern) Pty. Ltd.	AUS
305	Swift Beef Company	USA
306	Swift Brands Company	USA
307	Swift Pork Company	USA
308	Swift Refrigerated Foods S.A de C.V	MEX
309	Swift Southern Investments Pty. Ltd.	AUS
310	Swift Trading Shanghai Ltd.	CHN
311	Tatiara Meat Company, Pty Ltd.	AUS
312	Tatiara Meat Investments Pty. Ltd.	AUS
313	To-Ricos Distribution Ltd	USA/BER
314	To-Ricos Ltd	USA/BER
315	TriOak Foods, LLC	USA
316	TriOak Grain, LLC	USA
317	TVB B.V.	NHL
318	Unifleisch SA	CHE
319	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	BRA
320	Vivera B.V.	NHL
321	Vivera Topholding B.V.	NHL
322	Vivera UK Ltd	UK
323	Vivera Vastgoed B.V.	NHL
324	Weddel Ltd	CAN
325	White Strap Safco Foods Trading LLC	UAE
326	White Stripe Foods Investment Holdings Pty Ltd	AUS
327	White Stripe Foods Pty Ltd.	AUS
328	White Stripe Safco Foods (Joint Venture)	UAE
329	Wonder Best Holding Co Ltd.	HKG
330	Zendaleather Co.	USA
331	Zendaleather GmbH	GER
332	Zendaleather S.A de C.V	MEX
333	Zero Lines Corporation	USA
334	ZM Australia Pty. Ltd.	AUS